Exhibit 99.2

COWEN GROUP TO ACQUIRE LABRANCHE & CO

All-Share Transaction Represents a 16 Percent Premium to LaBranche Closing Price

NEW YORK, NY, February 17, 2011– Cowen Group, Inc. (“Cowen”) (NASDAQ: COWN) and LaBranche & Co Inc. (“LaBranche”) (NYSE: LAB) today announced a definitive merger agreement under which Cowen will acquire LaBranche, a market-maker in options, exchange-traded funds and futures on various exchanges domestically and internationally.

Under the terms of the merger agreement, Cowen will acquire LaBranche in a stock-for-stock merger transaction valued at approximately $192.8 million. LaBranche shareholders will receive upon closing a fixed ratio of 0.9980 of a share of Cowen Class A common stock for each outstanding share of LaBranche common stock. The total Cowen shares to be issued to LaBranche shareholders will represent approximately 35.1 percent of the combined company and 33.8 percent on a fully diluted basis. The transaction represents a 16 percent premium to LaBranche’s closing price on February 16, 2011.

Certain executive officers of LaBranche, holding approximately 12.5% of the outstanding shares of LaBranche, have entered into a voting agreement with Cowen to vote their shares in favor of the transaction, subject to the terms of the voting agreement. RCG Holding LLC, which currently holds approximately 44.5% of the outstanding shares of Cowen, entered into a voting agreement with LaBranche to vote its shares in favor of the transaction, subject to the terms of that voting agreement.

Upon closing, Michael LaBranche, Chairman, Chief Executive Officer and President of LaBranche, will join Cowen’s Board of Directors and will be appointed a Senior Managing Director. In addition, Katherine E. “Wendy” Dietze, a Director of LaBranche, will join Cowen’s Board of Directors at closing and William “Chip” Burke, III, Chief Operating Officer of LaBranche, will join Cowen as a Senior Managing Director.

Peter Cohen, Chairman and CEO of Cowen commented, “We believe the combination of our two businesses will create value for both Cowen shareholders and LaBranche shareholders. The combined organization will benefit from an increased capital base and will accelerate our time to market in a number of high growth areas in sales and trading. Together, we will be able to pair LaBranche’s robust information technology platform, proprietary electronic trading systems and talented professionals with Cowen’s fundamental research culture, customer-driven sales and trading capabilities in equities and equity derivatives. We will also be in a position to expand capital markets activities by leveraging LaBranche’s licenses, including its Hong Kong exchange membership. LaBranche’s senior management brings years of experience and relationships to Cowen and we look forward to welcoming Michael, Chip and their team to our firm.”

Added Cohen, “Following the Cowen/Ramius merger, we have continued to reshape the investment bank, creating a partnership culture, and driving improved performance in both the broker-dealer and asset management businesses. Our fourth quarter results demonstrate the progress we have made towards achieving our revenue and profitability goals.”

“We are very pleased to be bringing our businesses into Cowen, a strong and diversified financial services organization,” stated Michael LaBranche, Chairman, Chief Executive Officer and President of LaBranche. “LaBranche has undergone the important process of aggressively restructuring its business model in the face of difficult market conditions and is a strong fit for Cowen’s platform. LaBranche and its shareholders also stand to benefit significantly from Cowen’s excellent investment capabilities. The senior management at Cowen has demonstrated over a long period of time that they are excellent stewards of capital by generating attractive risk adjusted returns on their own capital, seeding new strategies and opportunistically investing in skilled professionals. We believe that this transaction creates value in the near- and long-term and we look forward to contributing to the future success of the combined organization.”

The transaction, which is expected to close by the end of the second quarter or beginning of the third quarter of 2011, is subject to customary closing conditions and approval by LaBranche shareholders and Cowen shareholders.

Sandler O’Neill & Partners, L.P. acted as exclusive financial advisor to the Cowen Group Board of Directors, and Willkie Farr & Gallagher LLP acted as legal advisor to Cowen on this transaction. Keefe, Bruyette & Woods, Inc. acted as exclusive financial advisor and provided a fairness opinion to the LaBranche Board of Directors, and Weil, Gotshal & Manges LLP acted as legal advisor to LaBranche for this transaction.

Conference Call with Management

Management of Cowen and LaBranche will host a conference call to discuss the transaction on Thursday, February 17, 2011, at 8:30 am ET. The call can be accessed by dialing 1-888-868-9083 domestic or 1-973-935-8512 international. The passcode for the call is 45502574. A replay of the call will be available beginning at 11:30 am EST Thursday, February 17, 2011 through 11:59 am EST Thursday, February 24, 2011. To listen to the replay of this call, please dial 1-800-642-1687 domestic or 1-706-645-9291 international and enter passcode 45502574. The call can also be accessed through live audio webcast or by delayed replay on the Company's website at www.cowen.com.

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About Cowen Group, Inc.

Cowen Group, Inc. is a leading diversified financial services firm providing alternative investment management, investment banking, research, and sales and trading services through its business units, Ramius and Cowen and Company. Its alternative investment management products include hedge funds, fund of funds, real estate funds, healthcare royalty funds, cash management and commodity trading funds, offered primarily under the Ramius name. Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

About LaBranche & Co Inc.

The Company is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Cowen Group, Inc. (“Cowen”) and LaBranche & Co Inc. (“LaBranche”) will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a joint proxy statement of Cowen and LaBranche and that also constitutes a prospectus of Cowen. Cowen and LaBranche will each mail the final joint proxy statement/prospectus to its respective stockholders. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Cowen, LaBranche and the proposed transaction. Investors and security holders may obtain these documents (and any other documents filed by Cowen or LaBranche with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Cowen may be obtained free of charge by directing such request to: Investor Relations, 599 Lexington Avenue, New York, NY 10022 or from Cowen’s Investor Relations page on its corporate website at www.cowen.com and the documents filed with the SEC by LaBranche be obtained free of charge by directing such request to: Investor Relations, 33 Whitehall Street, New York, NY 10004 or from LaBranche’s Investor Relations page on its corporate website at www.labranche.com.

The directors, executive officers, and certain other members of management and employees of each of Cowen and LaBranche may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of Cowen and from the stockholders of LaBranche, respectively. Information about the executive officers and directors of Cowen is set forth in the proxy statement for Cowen’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010 and information about the executive officers and directors of LaBranche is set forth in the proxy statement for LaBranche’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2010.

Cautionary Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements including statements relating to the market opportunity and future business prospects of Cowen and LaBranche. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Consequently, all forward-looking statements made during this communication are qualified by those risks, uncertainties and other factors.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger among Cowen, LaBranche and Louisiana Merger Sub, Inc. (the “Merger Agreement”); (2) the outcome of any legal proceedings that may be instituted against Cowen, LaBranche or others following announcement of the Merger Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain the required stockholder approvals, (4) the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the announcement and consummation of such transactions; (6) the ability to recognize the anticipated benefits of the combination of Cowen and LaBranche, including potential cost savings; and (7) the possibility that Cowen or LaBranche may be adversely affected by other economic, business, and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance. Please reference the SEC filings of Cowen and LaBranche, which are available on their respective web sites, for detailed descriptions of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Certain statements in this communication relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Except for the ongoing obligations of Cowen and LaBranche to disclose material information under the federal securities laws, neither Cowen nor LaBranche undertakes any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Cowen Group, Inc. Contacts:

Investors:

Steve Lasota, Chief Financial Officer

Cowen Group, Inc.

646-562-1000

Media:

Dan Gagnier/Chris Kittredge

Sard Verbinnen & Co

212-687-8080

LaBranche& Co Inc. Contacts:

Jeffrey A. McCutcheon, Senior Vice President & Chief Financial Officer

212-820-6220

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